Exhibit 10.18
This is an English translation.
LAND LEASE CONTRACT
Party A: Agricultural Development Office of Guyuan County, Hebei Province
Party B: Land V. Ltd (Zhangjiakou)
     In accordance with the relevant laws, regulations and policies of the People’s Republic of China currently in force, Party A agrees to lease out an arable land and ancillary facilities to Party B for its operation. Party A undertakes that Party B shall, during the term of the lease, be entitled to the land use right of the leased land or obtain the leasing right of the leased land according to law. Party B undertakes that it agrees to lease the land mentioned above from Party A and guarantees its lawful operation.
     Party A and Party B have, after friendly consultation, reached the following agreement in respect of all specific matters relating to the leasing of land:
I. Form of Lease, its Term and Area, and Miscellaneous
(A) Form of Lease
     During the term of the lease described herein, Party A and Party B agree that the rental charge of the land shall be paid in cash by Party B; all taxes and costs payable for the land, such as collective withholding and agricultural tax, and special products tax, shall be solely borne by Party A.
(B) Lease Term and its Extension
1. Lease Term
     Party B shall lease the land from Party A for a term of 14 years, starting from the date on which a land lease agreement is signed.
2. Extension of the Lease Term
     Party B shall notify Party A in writing whether it will renew this Contract at least one year prior to the expiry of the lease term. Party B shall have the right of priority to renew this Contract under the same conditions provided.
(C) Type of the Leased Land, its Area and Method of Payment of Rental Charge
(See Exhibit 1)
II. Rights and Obligations of the Parties
(A) Leased Land and Payment of Rental Charge
     Party A shall provide to Party B the leased land and ancillary facilities specified herein pursuant to the requirements of this Contract; Party A shall furnish to Party B any relevant materials which show that its leasing right is legal and valid. Party A shall have the right to request Party B to pay the rental charge for the land in accordance with the payment method prescribed herein.
(B) Operation Right of the Leased Land
     During the term of the lease, Party A guarantees that use of the land leased by Party B shall not be interfered by third parties. Subject to its lawful operation, Party B shall have the right to mortgage, transfer and lease out the leasing right and any related interests derived from the operation right of the leased land, and the parties shall sign an agreement in respect thereof.
(C) Ancillary Facilities on the Leased Land
1. During the term of the lease, Party B shall have the right to use any ancillary facilities hereunder. Party A guarantees that the ancillary facilities are constructed according to law and in compliance with the national standards, and an approval has been legally obtained in respect thereof from the relevant governmental departments. Party A guarantees that the ancillary facilities provided to Party B shall be in good working condition. Subject to its lawful operation, Party B shall have the right to transfer, mortgage and lease out any ancillary facilities constructed by it on the leased land. If, during the term of the lease, Party B needs to use any equipment or facilities located outside the leased land, it shall have the right of priority to lease them under the same conditions provided. In addition, Party A may supervise any use of ancillary facilities by Party B. Party B shall be obliged to carry out the normal maintenance for all ancillary facilities on the lease land.
2. When Party B, for the purpose of agricultural production, needs to redevelop and reconstruct any ancillary facilities on the leased land or construct new and temporary structures, equipment or facilities on the leased land for direct use in agricultural production service, Party A shall use its best effort to assist Party B in completing the formalities in relation to the application for approval, or producing the relevant documentation. If the construction of such structures and facilities are entirely for the agricultural production of Party B, Party B shall bear all construction costs in connection therewith. If the construction of such structures and facilities involve the public ancillary facilities, such as the supply of water, electricity and gas, Party A shall offer cooperation and coordination in respect thereof to Party B.
(D) Use of the Land
     Party B guarantees that the leased land shall not be left idle, nor shall it be changed to rural housing land, and no building that is not directly related to agricultural production shall be built thereon; Party B guarantees that the leased land shall be used for lawful agricultural production purpose.
(E) Force Majeure
1. If any interest or property hereunder suffers substantial loss due to force majeure, Party A and Party B shall take active and appropriate measures to prevent such loss from expanding. Party A shall also assist Party B in seeking materials or funds for disaster relief and resistance in accordance with the relevant national policies and the arrangement of the government at a higher level for its production after disasters.

2. In the event of any requisition of lands by the State due to large construction projects such as roads repair, Party A shall refund contracting fees from the year of requisition. All costs compensated by the State shall belong to Party A and any compensation for the output of the year in which the requisition is made shall belong to Party B.
3. Where the quantity of well water is insufficient due to the reasons such as drought, or wells or pumps and electricity facilities are out of order while in use, Party A shall no longer be responsible for it and Party B shall resolve the problem on its own.
III. Liabilities for Breach
(A) If Party A fails to provide the land and ancillary facilities to Party B pursuant to this Contract, it shall indemnify Party B against all direct and indirect economic losses suffered by it arising therefrom.
(B) If Party A recovers the leased land and ancillary facilities prior to the expiry of the lease that is in violation of this Contract, it shall indemnify Party B against all direct and indirect economic losses suffered by it arising therefrom.
(C) Party B shall have the right of priority to use any land and ancillary facilities shared with others. If, however, the normal agricultural production of Party B is affected by such use and this Contract is terminated as a result, Party A shall indemnify Party B against all direct and indirect economic losses suffered by it arising therefrom.
(D) If the operation right of the leased land enjoyed by Party B and any other rights derived therefrom cannot be exercised properly due to any breach of Party A, Party A shall be liable for making compensation for all direct and indirect economic losses suffered by Party B.
(E) In the event of the termination of this Contract due to any breach of Party B, all the facilities newly built or redeveloped by Party B on the leased land shall be vested in Party A and Party B shall not claim for the ownership in respect thereof.
(F) If Party B is determined by any judicial authority to have violated any national laws and regulations in the exercise of its leasing right of the land, Party A shall have the right to recover the leased land, and all the facilities newly built or redeveloped by Party B on the leased land shall be vested in Party A.
(G) Upon the occurrence of any force majeure, Party A and Party B shall be obliged to take active measures to minimize losses resulting therefrom. Should any loss increase due to the failure of a party to take any effective measures that could have been taken, such party shall indemnify the other party against any economic losses arising therefrom.
(H) Since such conditions as the soil of the land provided by Party A or climate is not suitable for the agricultural development
(J) If Party B fails to pay rental charges in full as scheduled, Party A shall be entitled to terminate this Contract.

IV. Assets Arrangement at the time of Termination of this Contract
     When this Contract is terminated properly as scheduled, Party B shall have the right to dispose of any ancillary facilities for agricultural production that were newly built on the leased land. Any ancillary facilities redeveloped on the original facilities shall be distributed to Party A and Party B in proportion to their respective investment amounts after mutual consultation. After checking and verifying the original facilities of Party A, Party B shall hand over to Party A such facilities in good condition.
V. Force Majeure
     Any party who fails to perform this Contract in whole or in party due to force majeure shall not be deemed as a breach of this Contract. Neither party shall make claims against the other party for any losses or other consequences arising therefrom.
VI. Supplemental Agreement
     Any matters that are not covered by this Contract shall be resolved by a supplemental agreement separately signed by Party A and Party B as an exhibit hereto. The supplemental agreement shall have the same legal binding force.
VII. Counterparts and Execution
     This Contract is executed in Chinese in four originals, and Party A and Party B shall each keep two originals. All of them shall have the same legal effect.
VIII. Disputes Resolution
     Any disputes between the parties arising during the performance of this Contract may be resolved through mediation, arbitration and litigation.

Party A:	Party B:
[Chop of Agricultural Development Office of Guyuan County, Hebei Province is affixed]	[Chop of Land V. Ltd (Zhangjiakou) is affixed]

Legal Representative:	Legal Representative:

/s/	[Chop of Ma Shing Yung is affixed]

Date of Execution	Date of Execution:

November 1, 2006	November 1, 2006

Exhibit 1:
Party A: Agricultural Development Office of Guyuan County, Hebei Province
Party B: Land V. Ltd (Zhangjiakou)
I. Type of the Leased Land: Arable Land
II. Area and Scope of the Leased Land:
(1) The leased land has an area of 3,182 mu (based on an actual measurement), which will be handed over by February 1, 2005.
(2) Scope: See the map (including office premises)
III. Rental Charge and Payment Method:
(1) The rental charge shall be RMB110 per mu annually.
(2) Payment Method:
     The annual rental charge shall be paid in one lump sum. The rental charge for 2005 shall be paid in full within 20 days after the execution of this Contract; the rental charge for 2006 shall be paid in full by November 15, 2005; the rental charges after 2007 is required to be paid in full by November 15 of the preceding year.

Party A:	Party B:
[Chop of Agricultural Development Office of Guyuan County, Hebei Province is affixed]	[Chop of Land V. Ltd (Zhangjiakou) is affixed]

Legal Representative:	Legal Representative:

/s/	[Chop of Ma Shing Yung is affixed]

Date of Execution	Date of Execution:

November 1, 2006	November 1, 2006